December 28, 2007

Securities and Exchange
Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made
by Eaton Vance Cash Management
Fund (copy attached), which we
understand will be filed with the
Securities and Exchange
Commission, pursuant to Item 77K
of Form N-SAR, as part of the
Form N-SAR of Eaton Vance Cash
Management Fund dated December
28, 2007.  We agree with the
statements concerning our Firm in
such Form N-SAR.

Very truly yours,



PricewaterhouseCoopers LLP
















Eaton Vance Management


The Eaton Vance Building
255 State Street, Boston, MA 02109
(617) 482-8260



December 14, 2007

PricewaterhouseCoopers LLP
125 High Street
Boston, Massachusetts 02110

Dear Sirs:

In accordance with the requirements
of item 304 of Regulation S-K,
please provide us with a letter(s)
from your firm addressed to the
Securities and Exchange
Commission stating your agreement
with the statements made in the
enclosed attachments with respect to
certain Eaton Vance Funds and
Portfolios as referred to therein.

A copy of your letter will be filed
with the Securities and Exchange
Commission, along with the
applicable statement as attached, as
an exhibit to the respective Fund's or
Portfolio's next Form N-SAR for the
period ended October 31, 2007 (in
accordance with Item 77K of Form
N-SAR).

Sincerely,



Barbara E. Campbell
Vice President, Eaton Vance
Management












Applicable to Eaton Vance Cash
Management Fund, Eaton Vance
Money Market Fund and Cash
Management Portfolio:

OTTHER MATTERS

Change in Independent Registered
Public Accounting Firm

On August 6, 2007,
PricewaterhouseCoopers LLP
resigned in the ordinary course as the
independent registered public
accounting firm for the Funds and
Portfolio.

The reports of
PricewaterhouseCoopers LLP on the
Funds' and Portfolio's financial
statements for each of the last two
fiscal years contained no adverse
opinion or disclaimer of opinion and
were not qualified or modified as to
uncertainty, audit scope or
accounting principle.  There have
been no disagreements with
PricewaterhouseCoopers LLP during
the Funds' and Portfolio's two most
recent fiscal years and any
subsequent interim period on any
matter of accounting principles or
practices, financial statement
disclosure or auditing scope or
procedure, which disagreements if
not resolved to the satisfaction of
PricewaterhouseCoopers LLP, would
have caused them to make reference
thereto in their reports on the Funds'
and Portfolio's financial statements
for such years, and there were no
reportable events of the kind
described in Item 304 (a)(1)(v) of
Regulation S-K under the Securities
Exchange Act of 1934, as amended.

At a meeting held on August 6, 2007,
based on Audit Committee
recommendations and approvals, the
full Board of Trustees of the Funds
and Portfolio approved Deloitte &
Touche LLP as the Funds' and
Portfolio's independent registered
public accounting firm for the period
ending October 31, 2007.  To the
best of the Funds' and Portfolio's
knowledge, for the fiscal years ended
December 31, 2006 and December
31, 2005, and through August 6,
2007, the Funds and Portfolio did not
consult with Deloitte & Touche LLP
on items which concerned the
application of accounting principles
to a specified transaction, either
completed or proposed, or the type of
audit opinion that might be rendered
on the Funds' and Portfolio's
financial statements or concerned the
subject of a disagreement (as defined
in paragraph (a)(1)(iv) of Item 304 of
Regulation S-K) or reportable events
(as described in paragraph (a)(1)(v)
of Item 304 of Regulation S-K).